UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2016

ALKERMES PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001—35299	98-1007018
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

Connaught House
1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Definitive Material Agreement.

On October 12, 2016, Alkermes plc (the “Company”), Alkermes, Inc., and certain other subsidiaries of the Company entered into an Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of September 16, 2011 and amended and restated on September 25, 2012, as further amended by Amendment No. 2 on February 14, 2013 and as amended by Amendment No. 3 and Waiver to Amended and Restated Credit Agreement dated as of May 22, 2013 (the “Credit Agreement”), by and among Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent and collateral agent, Citigroup Global Markets, Inc. and JPMorgan Chase Bank, N.A., as co-syndication agents, and the financial institutions party thereto as lenders. MSSF acted as sole arranger on this transaction.

The Amendment amends the Credit Agreement to, among other things, extend the maturity date of the approximately $286 million outstanding term loan by two years to September 25, 2021 and make certain other modifications to the Credit Agreement. The interest rate applicable to the extended term loans was unchanged from the existing term loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: October 13, 2016	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer